Exhibit 99.1

Contact:

Sean McHugh

Vice President & Treasurer

(678) 791-7615

Carter’s, Inc. Announces Upsize and Pricing of Senior Notes Offering

ATLANTA – October 29, 2025 – Carter’s, Inc. (“Carter’s”) (NYSE: CRI) today announced that its wholly-owned subsidiary, The William Carter Company (the “Company”), has priced an offering of $575 million aggregate principal amount of 7.375% senior notes due 2031 (the “notes”), representing an increase of $75 million in aggregate principal amount from the initially proposed offering size. The notes were priced at par. The offering is expected to close on November 13, 2025, subject to customary closing conditions.

The Company intends to use the net proceeds from this offering of notes, together with cash on hand, to (i) redeem all of its outstanding 5.625% senior notes due 2027 (the “2027 Notes”), (ii) pay related fees and expenses and (iii) with remaining amounts, for general corporate purposes. This press release does not constitute a notice of redemption or an offer to redeem or purchase any of the outstanding 2027 Notes.

The notes and the related guarantees were offered and sold to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933 (as amended, the “Securities Act”) and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The notes and the related guarantees have not been registered for sale under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Carter’s, Inc.

Carter’s, Inc. is North America’s largest and most-enduring apparel company exclusively for babies and young children. Carter’s core brands are Carter’s and OshKosh B’gosh, iconic and among the sector’s most trusted names. These brands are sold through more than 1,000 company-operated stores in the United States, Canada, and Mexico, and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. Carter’s also is the largest supplier of baby and young children’s apparel to North America’s biggest retailers. The Company’s Child of Mine brand is available exclusively at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon.com. Carter’s emerging brands include Little Planet, crafted with organic fabrics and sustainable materials, Otter Avenue, a toddler-focused apparel brand, and Skip Hop, baby essentials from tubs to toys. Carter’s is headquartered in Atlanta, Georgia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s intention to offer and sell, and apply the net proceeds from the offer and sale of the notes. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Factors that could cause actual results to materially differ include the Company’s failure to complete the offering, as a result of market conditions or otherwise, as well as the other risks identified from time to time in filings made by Carter’s with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2025, June 28, 2025 and September 27, 2025. Except as required by law, Carter’s undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.